Exhibit 32.2

US Nuclear Corp.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of US Nuclear Corp. (the Registrant) on Form 10-K for the period ended December 31, 2023, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Michael Hastings, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.  ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Richard Landry and will be retained by US Nuclear Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: May 10, 2024

By:	/s/ Michael Hastings
Michael Hastings
Chief Financial Officer
(Principal Executive Officer)